THE RBB FUND, INC.

ARTICLES OF AMENDMENT

THE RBB FUND, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of the following classes of common stock of the Corporation as set forth below:

Old Designation	New Designation
Class GGGGG Summit Global Investments U.S. Low Volatility Equity Fund – Class A Shares	Class GGGGG SGI U.S. Large Cap Equity Fund – Class A Shares
Class HHHHH Summit Global Investments U.S. Low Volatility Equity Fund – Class I Shares	Class HHHHH SGI U.S. Large Cap Equity Fund – Class I Shares
Class ZZZZZ Summit Global Investments U.S. Low Volatility Equity Fund – Class C Shares	Class ZZZZZ SGI U.S. Large Cap Equity Fund – Class C Shares
Class OOOOO Summit Global Investments Global Low Volatility Fund – Class I Shares	Class OOOOO SGI Global Equity Fund – Class I Shares
Class PPPPP Summit Global Investments Global Low Volatility Fund – Class A Shares	Class PPPPP SGI Global Equity Fund – Class A Shares
Class QQQQQ Summit Global Investments Global Low Volatility Fund – Class C Shares	Class QQQQQ SGI Global Equity Fund – Class C Shares
Class AAAAAA Summit Global Investments Small Cap Low Volatility Fund – Class A Shares	Class AAAAAA SGI U.S. Small Cap Equity Fund – Class A Shares
Class BBBBBB Summit Global Investments Small Cap Low Volatility Fund – Class I Shares	Class BBBBBB SGI U.S. Small Cap Equity Fund – Class I Shares
Class CCCCCC Summit Global Investments Small Cap Low Volatility Fund – Class C Shares	Class CCCCCC SGI U.S. Small Cap Equity Fund – Class C Shares

SECOND: The foregoing amendment to the Charter was approved by the vote of a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its duly authorized President who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties for perjury.

THE RBB FUND, INC.

By:	/s/ Salvatore Faia
Salvatore Faia
President

ATTEST:

/s/ James G. Shaw
James G. Shaw
Secretary